10f-3 REPORT


Greenwich Street Series
Fundamental Portfolio

December 1, 2004 to June 30, 2005


ID: 189
Issuer: Todco
Trade Date:  12/16/2004
Selling Dealer: Morgan Stanley
Amount:   22,700
Purchase Price:   18.00
% Received by Fund: 0.175%
% of Issue (1): 3.462%
Other Participant Accounts (2) :  427,300.00
Issue Amount (2) :  13,000,000.00
Total Received All Funds (2) :  450,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Todco
Trade Date:  12/16/2004

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup
Morgan Stanley


Co-Lead Manager(s):
Goldman Sachs & Co


ID: 430
Issuer: Lazard Ltd.
Trade Date:  5/4/2005
Selling Dealer: Goldman Sachs
Amount:   52,700.00
Purchase Price:   25.00
% Received by Fund: 0.154%
% of Issue (1): 1.463%
Other Participant Accounts (2) :  447,300.00
Issue Amount (2) :  34,180,000.00
Total Received All Funds (2) : 500,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


Issuer: Lazard Ltd.
Trade Date:  5/4/2005

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Goldman Sachs & Co

Co-Lead Manager(s):
Citigroup
Credit Suisse First Boston Corp
JP Morgan Securities
Lazard LLC
Merrill Lynch & Co
Morgan Stanley

Selling Group:
AG Edwards & Sons Inc
Allen & Co
Blaylock & Partners
BNY Capital Markets
Brean Murray & Co Inc
CE Unterberg Towbin
Dominick & Dominick
Guzman & Co
Janney Montgomery Scott
Jefferies & Co
Legg Mason Wood Walker
Putnam Lovell NBF Securities Inc
Raymond James & Associates Inc
Ryan Beck & Co
Sandler O'Neill & Partners
SG Cowen Securities Corp
Stifel Nicolaus & Co Inc
Utendahl Capital Partners LP
Wells Fargo Securities
Williams Capital Group LP